FOURTH AMENDMENT TO THE PURCHASE AND SALE AGREEMENT

This FOURTH AMENDMENT TO THE PURCHASE AND SALE AGREEMENT (the "**Amendment**"), dated as of December 22, 2022 (the "**Effective Date**") is by and between TRIO PETROLEUM LLC ("**Seller**") and TRIO PETROLEUM CORP ("**Buyer**" and together with Seller, the "**Parties**") amends that certain Purchase and Sale Agreement entered into by and between Seller and Buyer, dated as of September 14, 2021, as amended by that certain First Amendment to the Purchase and Sale Agreement, dated as of December 15, 2021, and by that certain Second Amendment to the Purchase and Sale Agreement, dated as of January 11, 2022, and by that certain Third Amendment to the Purchase and Sale Agreement, dated as of May 27, 2022 (the "**PSA**"). Capitalized terms used but not otherwise defined in this Amendment have the respective meanings ascribed to them in the PSA.

RECITALS

WHEREAS, Seller and Buyer entered into the PSA on September 14, 2021, as amended by that certain First Amendment to the Purchase and Sale Agreement, dated as of December 15, 2021, and by that certain Second Amendment to the Purchase and Sale Agreement, dated as of January 11, 2022, and by that certain Third Amendment to the Purchase and Sale Agreement, dated as of May 27, 2022 whereby Buyer purchased the Assets from Seller;

WHEREAS, the Parties wish to further amend how Seller, as Operator, shall be authorized to use the entire remaining balance of $524,581.06 of the $920,000.00 that was paid as part of the Third Installment pursuant to Section A of the Second Amendment to the Purchase and Sale Agreement and currently held by Seller (the "**HV-1 Bank Account**") in order to:

1) Fund the Option Fee (defined below) in the amount of $150,000.00 to potentially acquire key assets (**"Key Assets"**) as may be mutually agreed in writing by the Parties ("**Asset Acquisitions**");
2) Fund an analysis of the Key Assets on behalf of the Parties by KLS Petroleum Consulting LLC (**"KLSP"**) in an amount up to $40,000.00;
3) Pay $60,529.40 to Seller for which Buyer shall be assigned an additional 3.026471% working interest in the South Salinas Project;
4) Fund acquisition of additional leasehold at the South Salinas Project at a cost not to exceed $79,101.66 (the "**Lease Acquisitions**");
5) Fund a deposit in an amount not to exceed $25,000.00 to secure a drilling rig to drill the HV-1 well, and;
6) Fund road-access work and dirt-moving work associated with the HV-1 well at an estimated cost of $169,950.00

WHEREAS, the Parties wish for Seller, as Operator, to use $150,000.00 (the "**Option Fee**") of the $920,000.00 that was paid as part of the Third Installment pursuant to Section A of the Second Amendment to acquire from Seller a one-hundred and twenty (120) day (the "**Option Period**") exclusive, non-refundable option (the "**Option**") to acquire from Seller such Seller's share in each of three (3) assets being the Union Avenue, Kern Front and Hangman Hollow oil fields in the areas shown in **<u>Exhibit A</u>**, **<u>Exhibit B</u>** and **<u>Exhibit C</u>**, attached hereto (the "**Optioned Assets**"), which Option, when and if exercised by Buyer with respect to any or all of

the Optioned Assets, will permit Buyer to immediately acquire such Optioned Assets elected to be purchased by Buyer at a purchase price as may be mutually agreed by the Parties and guided by but not set by the results, if available, of the KLSP Analysis (as defined below) with the full Option Fee amount being credited against the Purchase Price payable by Buyer for acquisition of the Optioned Assets acquired;

WHEREAS, the Option period shall commence on the first day of the month after the date of this Fourth Amendment to the Purchase and Sale Agreement;

WHEREAS, the Parties wish to engage the services of KLSP to evaluate the reserves and valuation of the Key Assets on behalf of the Parties at a cost not to exceed $40,000.00 and to be paid from the HV-1 Bank Account;

WHEREAS, the Parties agree that Buyer shall pay to Seller $60,529.40 from the HV-1 Bank Account, which amount is one-half (1/2) of the amount paid by Seller to acquire additional working interest in the South Salinas Project, for which payment Buyer shall be assigned an additional 3.026471% working interest in the South Salinas Project, which working interest amount is one-half (1/2) of the working interest that was acquired by Seller;

WHEREAS, the Parties wish that Seller, as Operator, attempt to secure a drilling rig to drill the HV-1 well by making a payment to a drilling company in an amount not to exceed $25,000.00 and to be paid from the HV-1 Bank Account;

WHEREAS, the Parties wish that Seller, as Operator, engage the services of a contractor to do road-access work and dirt-moving work associated with the HV-1 well at an estimated cost of $169,950.00 and to be paid from the HV-1 Bank Account;

WHEREAS, the Parties wish to extend the November 13, 2021, deadline date that is stipulated in the PSA for finalizing seven (7) certain employment agreements (the "**EAs**" as further defined below in Section 10) to a new date that will be as soon as possible following review and approval of the EAs by the Company's Compensation Committee and each employee, which EAs shall be activated and shall take effect on a start date ("**Start Date**") that is coincident with the date of the initial public offering of the Company's equity securities listed on an internationally recognized stock exchange (e.g., the New York Stock Exchange or Nasdaq) (the "**IPO**").

WHEREAS, the Parties wish to establish a consulting fee ("**Consulting Fee**") to be paid after the IPO by Buyer to Seller, using funds available after the IPO but not to be paid from the HV-1 Bank Account.

WHEREAS, the Parties wish to amend the Third Installment Date to being the earlier of: (i) an initial public offering of equity securities of Buyer listed on an internationally recognized stock exchange (e.g., the New York Stock Exchange or Nasdaq) or (ii) March 1, 2023.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution hereof, the Parties agree as follows:

1. The Recitals set forth above are true and correct, and shall constitute a part of this Amendment.
2. Buyer hereby acquires from Seller the Option to acquire from Seller the Optioned Assets in exchange for payment of the Option Fee, which Option, when and if exercised by Buyer with respect to any or all of the Optioned Assets, permits Buyer to immediately acquire such Optioned Assets elected to be purchased by Buyer at a purchase price as may be mutually agreed by the Parties and guided by but not set by the results, if available, of the KLSP Analysis with the full Option Fee amount being credited against the Purchase Price payable by Buyer for acquisition of the Optioned Assets acquired; The Parties agree and acknowledge that the Option Fee will be paid to Seller from the Third Installment funds currently held in the HV-1 Bank Account.
3. If it becomes necessary, and in the best interest of Seller, in its sole discretion, to enter into one or more transactions with parties other than Buyer to divest all or part of Seller's interest in any or all of the Optioned Assets during the Option Period, then Seller shall be permitted to do so upon delivery of prior written notice to Buyer, and the Option Fee will be credited against the Purchase Price of the remaining Optioned Assets when and if the Option is exercised by Buyer with respect to the remaining Optioned Assets. In the event all of the Optioned Assets are divested by Seller to parties other than Buyer during the Option Period, then the Option Fee shall be credited in full back to Buyer and held in the HV-1 Bank Account.
4. The Parties agree to retain KLSP to prepare detailed analyses and estimations of the oil and gas reserves and of the fair market values of the Optioned Assets, including the reserves and fair market values of Seller's owned interests in the Optioned Assets (the "**KLSP Analysis**"). The KLSP Analysis shall be done at a total cost not to exceed $40,000, which funds shall be paid from the HV-1 Bank Account. KLSP shall deliver the KLSP Analysis to both Parties upon completion and both Parties shall have full right and authority to use the same.
5. With immediate effect, the Parties further agree and acknowledge that Buyer shall pay to Seller the amount of $60,529.40 (the "**SSP WI Purchase Price**") in exchange for an additional net 3.026471% working interest in the South Salinas Project that shall be assigned forthwith by Seller to Buyer pursuant to the form of Assignment and Bill of Sale agreed upon by the Parties under the PSA. The Parties agree and acknowledge that the SSP WI Purchase Price will be paid to Seller from the Third Installment funds currently held in the HV-1 Bank Account.
6. The Parties further agree that Seller shall promptly attempt to pursue and consummate additional lease acquisitions in the areas within the South Salinas Project Area designated previously by the Parties as "Higher Priority" areas, directly or through unaffiliated land companies for an aggregate purchase price not to exceed $79,101.66. Such Lease Acquisition costs shall be paid from the Third Installment funds currently held in the HV-1 Bank Account, including contract land service fees, lease bonus fees, lease rental and/or similar acquisition fees and expenses, but excluding any fees or expenses for Seller's services in connection with such Lease Acquisitions. South Salinas Project working-interest owners other than Buyer will have the opportunity to make consent or non-consent elections to pay their proportionate share of the lease acquisition costs and to have a proportionate working-interest ownership thereunder.

7. The Parties further agree that Seller shall, if determined necessary by Seller at Seller's sole discretion, make a deposit to a drilling company to be selected by Seller in an amount not to exceed $25,000.00 to secure a drilling rig to drill the HV-1 well, said deposit, if any, to be paid from the HV-1 Bank Account.
8. The Parties further agree that Seller shall engage the services of a contractor to do road access work and dirt-moving work associated with the HV-1 well at an estimated cost of $169,950.00.
9. The Parties acknowledge that the Third Amendment to the PSA stipulates that Buyer shall pay or cause to be paid to Seller the Third Installment payment upon the earlier of: (i) an initial public offering of equity securities of Buyer listed on an internationally recognized stock exchange (e.g., the New York Stock Exchange or Nasdaq) or (ii) December 1, 2022 (the "Third Installment Date"), whereas the Parties agree hereunder to amend the Third Installment Date to being the earlier of: (i) an initial public offering of equity securities of Buyer listed on an internationally recognized stock exchange (e.g., the New York Stock Exchange or Nasdaq) or (ii) March 1, 2023.
10. The Parties agree that the Third Installment payment when paid by Buyer to Seller shall be the amount necessary to cover 100% of the estimated cost of the HV-1 well as stipulated in an AFE that is current as of that time, less any amount remaining in the HV-1 Bank Account that is not committed to other expenditures including those expenditures described hereunder in this Fourth Amendment to the Purchase and Sale Agreement, and less any amounts of the AFE that are due and paid from other working-interest partners that consent to participate in the drilling of the HV-1 well.
11. The Parties acknowledge that seven (7) employment agreements ("**EAs**") that were agreed under the PSA to be finalized no later than November 13, 2021 (i.e., within 60 days of the September 14, 2021, closing date of the PSA) have not yet been finalized, with EAs meaning as stated in the PSA "employment agreements between Buyer, on the one hand, and Stan Eschner, Gary Horace, Steve Rowlee, Calli Shanley, Judy Ayler, Tim Reardon, and Terry Eschner, in each case, on the other hand that provide for, among other things, such individuals' employment with Buyer after the Closing", and with the deadline to finalize the EAs as stated in the PSA being "within sixty (60) days of the Execution Date" of the PSA. To remedy this delinquency the Parties hereby acknowledge and agree that the EA's are to be reviewed and approved by the Company's Compensation Committee which has already met and such approved EA's are being presented and finalized with each of parties. Subject to final agreement with each of those individuals, the relevant EA's will be signed between the Company and those parties but will not become effective until the Start Date. This procedure nullifies the aforementioned delinquency.
12. The Parties further agree that the aforementioned seven (7) EAs shall be activated and effective as of a Start Date that is the date of the Company's IPO.
13. The Parties further agree that, commencing May 1, 2022, Seller shall accrue a monthly Consulting Fee of $35,000.00, due and payable by Buyer no later than two (2) weeks following the date of Company's IPO, upon which date the Consulting Fee will no longer continue to accrue.
14. Seller expressly acknowledges and agrees that Buyer is not and has not been in default of the PSA as of the Effective Date of this Amendment. For the avoidance of doubt and in accordance with Section 8.2 of the PSA, Seller waives any right to bring any action, claim, demand or lawsuit related to Buyer's performance or alleged non-performance under

Section 2.2(c) prior to the Effective Date of this Amendment. This waiver shall become effective as of the Effective Date.

15. Nothing contained in this section will be deemed or construed to amend, supplement, or modify the Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect in accordance with the PSA and this Amendment.
16. Except as expressly modified in this Amendment, the PSA is confirmed and will continue to be and remain in full force and effect in accordance with its terms. Any existing or future reference to the PSA and any document or instrument delivered in connection with the PSA will be deemed to be a reference to the PSA as modified by this Amendment.
17. This Amendment may be executed in counterparts, each of which, when taken together, will constitute but one and the same instrument.
18. This Amendment will be governed by the laws of the State of New York, without regard to the choice of law principles thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment as of the Effective Date.

SELLER

TRIO PETROLEUM LLC

By: /s/ Stanford Eschner
Name: Stanford Eschner
Title: Chairman

BUYER

TRIO PETROLEUM CORP

By: /s/ Frank Ingriselli
Name: Frank Ingriselli
Title: CEO & Director

<u>Exhibit "A"</u>

Attached to and by this reference made a part of that certain
Fourth Amendment to the Purchase and Sale Agreement
between Trio Petroleum Corp (Buyer) and Trio Petroleum LLC (Seller)
dated December 22, 2022)

<u>Union Avenue Field (One of the "Optioned Assets")</u>

Located in Kern County, California

(Area of the Optioned Asset shown with bold outline)



T29S-R27E
T29S-R28E
Area of one of the "Optioned Assets"
T30S-R27E
T30S-R28E
Approx. 6 mi.
North

Exhibit "B"

Attached to and by this reference made a part of that certain Fourth Amendment to the Purchase and Sale Agreement between Trio Petroleum Corp (Buyer) and Trio Petroleum LLC (Seller) dated December 22, 2022)

Kern Front Field (One of the "Optioned Assets")

Located in Kern County, California

(Area of the Optioned Asset shown with bold outline)



Area of one of the "Optioned Assets"
North
T28S-R27E
Approx. 6 mi.

Exhibit "C"

Attached to and by this reference made a part of that certain
Fourth Amendment to the Purchase and Sale Agreement
between Trio Petroleum Corp (Buyer) and Trio Petroleum LLC (Seller)
dated December 22, 2022)

Hangman Hollow Field (One of the "Optioned Assets")

Located in Monterey County, California

(Area of the Optioned Asset shown with bold outline)



T22S-R10E
T22S-R11E
Area of one of the "Optioned Assets"
North
T23S-R10E
T23S-R11E
Approx. 6 mi.